UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): January 18, 2023

ISRAEL ACQUISITIONS CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41593	87-3587394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (800) 508-1531

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	ISRLU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ISRL	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ISRLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 18, 2023, Israel Acquisitions Corp (the “Company”) consummated its initial public offering (the “IPO”) of 14,375,000 (the “Units”) including 1,875,000 additional Units purchased pursuant to the full exercise of the underwriters’ over-allotment option. Each Unit consists of one Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Share”), of the Company and one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $143,750,000.

Simultaneously with the closing of the IPO, pursuant to a Private Placement Units Purchase Agreement, the Company completed the private sale of an aggregate of 637,500 private placement units to Israel Acquisitions Sponsor LLC at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $6,375,000.

In addition, simultaneously with the closing of the IPO, pursuant to a Private Placement Units Purchase Agreement, the Company completed the private sale of an aggregate of 75,000 private placement units to BTIG, LLC at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $750,000.

In addition, simultaneously with the closing of the IPO, pursuant to a Private Placement Units Purchase Agreement, the Company completed the private sale of an aggregate of 25,000 private placement to Exos Capital LLC at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $250,000.

In addition, simultaneously with the closing of the IPO, pursuant to a Private Placement Units Purchase Agreement, the Company completed the private sale of an aggregate of 25,000 private placement units to JonesTrading at a purchase price of $10.00 per Private Placement Unit generating gross proceeds to the Company of $250,000.

The net proceeds from the IPO together with certain of the proceeds from the sale of the private placement units, $146,625,000 in the aggregate, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by American Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of January 18, 2023 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the private placement units has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Balance Sheet, as of January 18, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISRAEL ACQUISITION CORPORATION

Date:	January 24, 2023	By:	/s/ Ziv Elul
		Name:	Ziv Elul
		Title:	Chief Executive Officer and Director